77C: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

A Special Meeting of the Shareholders of GE Private Asset Management Funds, Inc. (the "Fund") was held on January 30, 2006 in order to approve or disapprove a new investment advisory agreement and a new sub-advisory agreement.
Shareholders approved both proposals. The number of affirmative and negative votes case with respect to each proposal is as follows:

Proposal 1:

To approve or disapprove a new investment advisory agreement between GE Private Asset Management, Inc. and the Fund:

---------------- -------------------- -------------- ------------------- ----------------- -------------------
 Shares Voted       Percentage of     Shares Voted     Percentage of     Shares Abstained    Percentage of
      For           Shares Voted         Against        Shares Voted                        Shares Withheld
---------------- -------------------- -------------- ------------------- ----------------- -------------------
---------------- -------------------- -------------- ------------------- ----------------- -------------------
    373,391            92.03%             4,861            1.20%              27,453             6.77%
---------------- -------------------- -------------- ------------------- ----------------- -------------------

Proposal 2:

To approve or disapprove a new investment sub-advisory agreement between GE Private Asset Management, Inc. and Credit Suisse Asset Management, LLC:

---------------- -------------------- -------------- ------------------- ----------------- -------------------
 Shares Voted       Percentage of     Shares Voted     Percentage of     Shares Abstained    Percentage of
      For           Shares Voted         Against        Shares Voted                        Shares Withheld
---------------- -------------------- -------------- ------------------- ----------------- -------------------
---------------- -------------------- -------------- ------------------- ----------------- -------------------
    371,460            91.56%             5,457            1.34%              28,787             7.10%
---------------- -------------------- -------------- ------------------- ----------------- -------------------